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                                                                    Exhibit 10.1


                                                                     [Execution]

          AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENTS



                                                         March 31, 2002

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ( "Lender") has entered into financing arrangements with Golden Eagle Leasing, Inc., an Arizona corporation ("Borrower"), and Hypercom Corporation, an Arizona corporation ("Guarantor"), pursuant to which Lender has made and may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated as of August 28,2001, by and among Borrower and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (together with this Amendment, all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise defined herein,

         Borrower has requested certain amendments to the Loan Agreement and the Subordination Agreement (as hereunder defined) and has requested that Lender consent to (a) Guarantor's conversion to equity of a portion of the outstanding subordinated intercompany Indebtedness owing to it from Borrower (the "Junior Debt"), (b) Borrower's repayment of a portion of the Junior Debt and (c) an increase in the maximum amount of Borrower's revolving credit facility with Webster Bank ("Webster"). Lender is willing to agree to such amendments and provide such consents, subject to the terms and conditions contained herein. By this Amendment, Lender, Borrower and Guarantor desire and intend to evidence such amendments and consent.

         In consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:
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         1. Amendments to Loan Agreement

                  (a) Section 1.4 of the Loan Agreement is hereby amended so that the title of the definition of such Section is deleted in its entirety and replaced by the following "Net Worth".

                  (b) Section 9.9(e) of the Loan Agreement is hereby amended by inserting the following subsection prior to the semicolon at the end of such section:

                           "and (v) except as otherwise set forth in Section 2.2
                  of the Subordination Agreement, dated as of the date hereof, as amended, among Borrower, Guarantor and Lender, the outstanding principal amount of such Indebtedness shall not be less than $3,079,435.12 at any time"

                  (c) Section 9.21 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                           "9.21 Net Worth. Borrower shall, at all times,
                  maintain Net Worth of not less than $43,000,000."

                  2. Amendment to Subordination Agreement. Borrower and Guarantor agree that Section 3.10 of the Subordination Agreement, dated as of August 28, 200 1, among Borrower, Guarantor and Lender (the "Subordination Agreement") is hereby amended and restated in its entirety as follows:

                           "(f) except as otherwise set forth in Section 2.2
                  hereof, Junior Creditor and Debtor shall not permit the total outstanding principal amount of the Junior Debt to be less than $3,079,435.12 at any time;"

         3. Consents.

                  (a) Junior Debt, Subject to the terms and conditions set forth herein, notwithstanding the provisions of Section 9.9(e) of the Loan Agreement and Section 2 of the Subordination Agreement, Lender hereby consents to (i) Guarantor's conversion to equity of $16,646,496.38 of the Junior Debt effective as of August 3 1, 2001 and (ii) a one time cash repayment by Borrower of up to $1,500,000 of the Junior Debt, which repayment shall be made prior to April 30,2002.

                  (b) Increase in Webster Bank Indebtedness. Subject to the terms and conditions set forth herein, notwithstanding the provisions of Section 9.9(t) of the Loan Agreement, Lender hereby consents to Borrower entering into the Second Amendment to Loan and Security Agreement, between Borrower and Webster (the "Webster Amendment"), providing for, among other things, the increase in the maximum amount of the revolving credit facility provided to Borrower thereunder from $10,000,000 to $15,000,000; provided m (i) Lender shall have promptly received true, correct and complete copies of the Webster Amendment and all other agreements, documents and instruments evidencing or otherwise related to the increase in such


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Indebtedness, as duly executed and delivered by the parties thereto, (ii) Lender shall have received any other information with respect to the increase in such Indebtedness as Lender may reasonably request, (iii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing as a result of the increase in such Indebtedness; (iv) such arrangements and agreements do not provide for a lien on any Collateral, and (v) upon the request of Lender, Webster shall execute a Waiver, Disclaimer and Release Agreement in form and substance satisfactory to Webster and Lender.

         4. Waiver of Existing Defaults.

                  (a) Subject to the terms and conditions contained herein, Lender hereby waives the following Event of Default (collectively, the "Existing Defaults"): any default or Event of Default arising under Section 10.1 (r) of the Loan Agreement as a result of the occurrence of the following events of default under the Loan Agreement, dated as of July 3 1, 2001, as amended, by and among, inter alia, Foothill Capital Corporation ("Foothill") and Guarantor (the "Foothill Agreement") arising out of Guarantor's failure to comply with the following covenants of the Foothill Agreement (the "Foothill Defaults"): (i) Guarantor's failure to maintain EBITDA of not less than $6,885,000 for the period from July 1, 2001 through September 30, 2001, in violation of Section 7.20(a)(i) of the Foothill Agreement; (ii) Guarantor's failure to maintain EBITDA (excluding Borrower and any subsidiaries of Borrower) of not less than $5,270,000 for the period from July 1, 2001 through September 30, 2001, in violation of Section 7.2O(a)(ii) of the Foothill Agreement; and (iii) Guarantor's failure to timely deliver a required listing of certain unencumbered assets and to use its best efforts to take such actions as reasonably requested in order to subject such assets to a valid and perfected lien, in violation of
Section 3.2(a) of the Foothill Agreement.

                  (b) Lender has not waived and is not by this Amendment waiving, and has no present intention of waiving, any Events of Default (other than the Existing Defaults), which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described in Section 4(a) above or otherwise. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any Events of Default (other than the Existing Defaults), which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise.

         5. Representations. Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower and Guarantor hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):


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                  (a) The failure of Borrower to comply with the covenants,
conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

                  (b) This Amendment has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.

                  (c) As of the date hereof, the total principal amount of the Junior Debt is $4,579,435.12, prior to giving effect to the repayment permitted by Section 3(a)(ii) hereof.

                  (d) As of the date hereof, other than the Existing Defaults, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, has occurred or is continuing.

         6. Conditions Precedent. The effectiveness of the other terms and provisions contained herein shall be subject to the following conditions precedent:

                  (a) the receipt by Lender of an original of this Amendment, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrower and Guarantor;

                  (b) the receipt by Lender of the items referred to in Section 3(b)(i) and (v) hereof;

                  (c) the receipt by Lender of a waiver letter with respect to the Foothill Defaults, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Foothill and Guarantor; and

                  (d) as of the date hereof, other than the Existing Defaults, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

         7. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New


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York.

         9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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         11. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as my be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment.

                                         Very truly yours,

                                         GOLDEN EAGLE LEASING, INC.

                                         By: /s/ Jonathon E. Killmer
                                             -----------------------

                                         Title:  President

                                         HYPERCOM  CORPORATION

                                         By: /s/ Jonathon E. Killmer
                                             -----------------------
                                         Title: Executive VP & COO


AGREED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Marc J. Brier
   -----------------------
Title: Vice President
      --------------------

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